                         REPAIR, OVERHAUL, EXCHANGE, WARRANTY
                                         AND
                                DISTRIBUTION AGREEMENT





                                       BETWEEN





                          DUNLOP LIMITED, AVIATION DIVISION

                                         AND

                                 HAWKER PACIFIC, INC.







                                               NOVEMBER 1, 1996



THE [*] INDICATES THAT PORTIONS OF TEXT HAVE BEEN DELETED AND ARE BEING FILED UNDER SEPARATE COVER WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

           REPAIR, OVERHAUL, EXCHANGE, WARRANTY AND DISTRIBUTION AGREEMENT


This Repair, Overhaul, Exchange, Warranty and Distribution Agreement ("Agreement") is made and effective as of this 1st day of November 1996 by and between:

DUNLOP LIMITED, AVIATION DIVISION, a Company existing and organized under the laws of England and having a place of business at Holbrook Lane, Coventry CV6 4AA, England, hereinafter referred to as "Dunlop", represented by Piet WALTON-KNIGHT, Managing Director

and


HAWKER PACIFIC, INC., a Company existing and organized under the laws of the State of California and having a place of business at 11310 Sherman Way, Sun Valley, CA 91352 - USA, hereinafter referred to as "Hawker", represented by David L. LOKKEN, President and Chief Executive Officer,


herein collectively referred to as the "Parties" or individually as a "Party".


                                       2 OF 25

                REPAIR, OVERHAUL, EXCHANGE, WARRANTY AND DISTRIBUTION
                                      AGREEMENT

                                       CONTENTS
    THE PARTIES
                                                                            page
                                                                            ----
    CONTENTS

    WITNESSETH

 1. SUBJECT AND SCOPE                                                       6

 2. DUNLOP'S OBLIGATIONS                                                    6
    2.1  Technical and Logistics Support                                    6
    2.2  Special Tooling and Test Benches                                   8
    2.3  Sole Rights                                                        8

 3. HAWKER'S OBLIGATIONS                                                    9
    3.1  Quality Requirements                                              10
    3.2  Technical and Logistics Support                                   10
    3.3  Non-Competition                                                   11

 4. JOINT COMMERCIAL MARKETING PROGRAMS                                    11

 5. PIECE PARTS AND END ITEMS                                              11
    5.1  Manufacture and Distribution                                      11
    5.2  Purchase of End-Items                                             12
    5.3  Initial Provisioning                                              12
    5.4  Price Catalogues                                                  12
    5.5  Discounts                                                         13
    5.6  Special Pricing                                                   13
    5.7  Priority                                                          13

 6. CONDITIONS OF DELIVERY, INVOICES AND PAYMENT                           13

 7. WARRANTIES                                                             14
    7.1  Dunlop Vendor Standard Warranty                                   14

 8. LIABILITY                                                              16
    8.1  Hawker's Indemnification                                          16
    8.2  Dunlop's Indemnification                                          16

 9. EXCUSABLE DELAY                                                        16

                                       3 OF 25
                                                                            page
                                                                            ----
10. TERM OF AGREEMENT AND TERMINATION                                      17

11. NOTICES                                                                17

12. APPLICABLE LAW AND LITIGATION                                          18

13. SURVIVORSHIP                                                           18

14. ASSIGNMENT                                                             19

15. INVENTORY BUY BACK                                                     19

16. MISCELLANEOUS                                                          19

17. WAIVER                                                                 20

18. VOID PROVISIONS                                                        20

19. AMENDMENTS                                                             20

20. INSPECTION VISITS                                                      21

21. ENTIRE AGREEMENT                                                       21

Appendix 1: Discount Structure by Aircraft Type                            22
Appendix 2: Record of Joint CBL Guarantee Agreements                       23
Appendix 3: Memorandum of Agreement                                     24,25,26
Appendix 4: Special Pricing                                                27
Appendix 5: DANA List Pricing (1996)                                       28


                                       4 OF 25

                                      WITNESSETH

WHEREAS, Dunlop, is an Original Equipment Manufacturer (O.E.M.) and seller of various wheel, brake, brake management system and ice protection equipment and provides certain repair, overhaul and exchange services in connection therewith,



WHEREAS, Hawker heretofore provided such aforementioned services for Dunlop as well as distribution for Dunlop brake management equipment,


WHEREAS, in connection with the sale of Hawker, the Parties wish to enter into this Agreement providing for the continuation of such services upon the terms and conditions contained herein,



NOW THEREFORE, in consideration of the mutual convenants contained herein, the Parties agree as follows:

                                       5 OF 25

1   SUBJECT AND SCOPE

    Subject to the terms and conditions contained herein, Dunlop hereby appoints Hawker as its sole source for all repair, overhaul and exchange work whether warranty or otherwise (hereinafter collectively referred to as the "Work") of Dunlop manufactured wheel, brake, brake management system equipment (hereinafter collectively referred to as the "Equipment") fitted to the aircraft types as noted in Appendix 1 hereto (hereinafter referred to as the "Aircraft"). Hawker's sole rights pursuant to this Article 1 shall be for Aircraft operated only in the territories of North, Central and South America, including the Caribbean (hereinafter referred to as the "Territory").

    Further, subject to the terms and conditions contained herein, Dunlop hereby appoints Hawker as the sole distributor for all brake management system piece parts and end-items for the Aircraft in the Territory.


2   DUNLOP'S OBLIGATIONS

    2.1  TECHNICAL AND LOGISTICS SUPPORT

              In order to give Hawker all required qualifications for support of the Equipment, Dunlop shall provide the following to Hawker:

         A.   Documentation (Free of Charge)

               - Components Maintenance Manuals (CMM) and their revisions
               - Service Bulletins, Service Newsletters and technical
                 instructions
               - General procedures
               - Tooling and other drawings (as required)
               - Material Specification Data Sheets (MSDS)
               - Price lists of end-items and piece parts

         B.   Training

              As and when agreed by the parties, Dunlop shall train a reasonable number of Hawker technicians in Dunlop's and/or Hawker's facilities for familiarization with:

              1.   Overhaul and maintenance procedures

              2. All technical data relating to the operational characteristics of such Equipment including for example load limits, service lives etc.

              As consideration for such services, Hawker shall pay a basic training fee to be agreed by the Parties. In addition, reasonable and ordinary travel, food and lodging expenses


                                       6 OF 25
              incurred by Dunlop employees or agents connected with the training of Hawker personnel at Hawker's facility shall be reimbursed by Hawker upon receipt of proper evidential matter.

              Hawker's personnel will be required to meet any requirements of regulatory authorities having jurisdiction relating to security matters before being allowed to enter Dunlop facilities.

              All costs and expenses incurred by Hawker personnel in connection with such training shall be borne by Hawker.

         C.   Quality and Technical Assistance

              Dunlop shall have the right from time to time to perform quality audits with no less than 48 hours prior written notice. Reasonable corrective actions shall be applied by Hawker as recommended by Dunlop in relation thereto.

         D.   Technical Support

              Dunlop shall provide technical support to Hawker by way of promptly answering technical queries raised by Hawker relating to the repair, overhaul, exchange and warranty of the Equipment in order that Hawker will be in good position to meet its commitments to its customers with Mean Time To Repair ("MTTR") consistent with market standards. Dunlop's answers shall include technical opinions and repair and servicing solutions and procedures.

              Dunlop will also provide technical personnel for assistance in Hawker field support visits, when deemed necessary by both Parties.

              Dunlop and Hawker will exchange visit reports that include sufficient information regarding Dunlop product performance, technical issues and data collection for operator visits conducted in Hawker territory.

              All services and information described in this Section D shall be provided by Dunlop at no charge to Hawker.

         E.   Operator Support

              To the extent it is aware of the same, Dunlop will keep Hawker appraised of any and all operator conferences, meetings, vendor liaison, cost-of-ownership programs, etc. that concern, or involve, Aircraft operators in the Territory.

                                       7 OF 25

    2.2  SPECIAL TOOLING AND TEST BENCHES

         The specific tooling and test benches necessary to repair and overhaul the Equipment shall be provided by Dunlop, if required subject to Hawker acceptance of Dunlop's quotation.

         Subject to the reasonable approval of Dunlop quality personnel, Hawker may adapt at its own expense its test benches so as to perform the tests required in the Dunlop CMM's.

    2.3  SOLE RIGHTS

         In recognition of Hawker's sole rights hereunder Dunlop covenants and agrees as follows;

         A. Dunlop shall not in any manner, directly or indirectly, solicit, accept or otherwise conduct any Work on Aircraft operated only in the Territory. Dunlop specifically shall not enter into any cost per brake landing (CBL) type agreements relating to Aircraft operated only in the Territory without Hawker's participation and agreement. Excluded from this requirement shall be agreements currently in force between Dunlop and Delta Airlines and cost of ownership guarantees between Dunlop and Aircraft constructors that are assignable by the constructor to operators. Dunlop shall refer all inquiries for Work in or originating from the Territory to Hawker.

         B. Dunlop shall not distribute or sell in any manner, directly or indirectly, piece parts or end-item spares for brake management systems Equipment for Aircraft operated only in the Territory.

         C. Dunlop shall not appoint any other facility as an "approved" Dunlop repair, overhaul, exchange and/or warranty facility located in or providing service to or Work on Aircraft operated only in the Territory nor consent or agree for any such facility to represent itself as "approved" by Dunlop.

         D. The Parties recognize that Hawker has a repair, overhaul, exchange, warranty and distribution agreement with Dunlop Equipment Division (hereinafter referred to as "DEQ") that is also exclusive to the Territory. Further, the Parties recognize that a division of Dunlop, Dunlop Aviation Services (hereinafter referred to as "DAS"), performs, in the United Kingdom, repair, overhaul and warranty services on DEQ products as an approved repair source. Therefore, in recognition of the exclusivity of Hawker's agreement with DEQ, DAS shall not in any manner, directly or indirectly, solicit, accept or otherwise conduct repair, overhaul, exchange or warranty services on DEQ products in or originating from the Territory. DAS and/or Dunlop shall refer all inquiries for DEQ related business in or originating from the Territory to Hawker.


                                       8 OF 25

    E. Notwithstanding the foregoing, nothing herein shall prevent Dunlop from:

          (i) selling wheel and brake piece parts and end items directly to any operator of Aircraft operated in the Territory;

          (ii)   entering into agreements otherwise prohibited pursuant to this
                 Section 2.3 if it becomes essential to do so in order to obtain or retain sole source status on an Aircraft from the Aircraft constructor thereof providing Dunlop and Hawker have thoroughly discussed such a necessity in a timely manner before Dunlop consummates any such agreements;

          (iii) distributing or selling piece parts and end item spares for brake management systems Equipment on Aircraft operated only in the Territory if Dunlop has an existing contractual obligation to do so or if it becomes essential to do so to obtain or retain sole source status on an Aircraft from the Aircraft constructor thereof providing Dunlop and Hawker have thoroughly discussed such a necessity in a timely manner before such changes in distribution and selling arrangements are consummated;

          (iv) dealing directly with OEM constructors with respect to aircraft production and new product development together with technology development, transfer or counter trade within the Territory.

          (v) dealing directly with those customers within the Territory who insist upon transacting repairs, overhauls or exchanges with Dunlop by virtue of it's position as OEM designer and manufacturer of the Equipment or where such Work is an extension of an agreement made and principally operated outside the Territory (eg Canada 3000). Dunlop shall not seek to develop repair, overhaul and exchange Work for Aircraft within the Territory and shall refer all customers to Hawker in the first instance. Dunlop shall notify Hawker of any instances where direct Work for Aircraft is undertaken.

    F. The foregoing provisions in this Section 2.3 shall be deemed to bind Dunlop and all of its affiliates and a breach of said provisions by any such affiliate shall be deemed to be a breach by Dunlop.


3   HAWKER'S OBLIGATIONS

    Hawker commits itself to repair and overhaul the Equipment within MTTR consistent with prevailing standards and in a manner that will not materially prejudice Dunlop's


                                       9 OF 25
    market position and reputation. Hawker further commits to deliver service quality (workmanship) at industry standards and to price such services at reasonable levels.

    3.1  QUALITY REQUIREMENTS

         Hawker's capacity to comply satisfactorily with Dunlop's quality standards shall be audited by Dunlop at timely intervals. Any audit of Hawker's facilities by Dunlop shall be done consistent with Section 2.1.C hereof.

         Hawker shall employ technicians and quality assurance personnel fully competent to perform the work required by this Agreement and, in compliance with all regulatory authorities having jurisdiction.

         It is mutually agreed and understood that neither Dunlop's appointment of Hawker as its sole source for repair, overhaul, exchange and warranty work, nor Dunlop's quality approval will, in any way, be construed as a guarantee by Dunlop of Hawker performance.

    3.2  TECHNICAL AND LOGISTICS SUPPORT

         Hawker shall use all technical information given by Dunlop for the sole purpose of providing qualified repairs, and shall not use such data (such as drawings, etc.) for the manufacture of parts without Dunlop's written permission. Similarly, Hawker shall not publish this technical information nor disclose it to third parties.

         All such information and data (including but not limited to, any and all copies and reproductions thereof in whole or in part) shall remain the property of Dunlop and shall be promptly returned to Dunlop at the expiration of this Agreement.

         In conjunction with Dunlop, Hawker agrees to provide all Aircraft operators with technical support for maintenance of Equipment. This support will include, but not be limited to:

         A.   Operator contact and product performance monitoring and feedback.

         B. Coordinated technical visits with Dunlop technical personnel where deemed appropriate by Dunlop.

         C. Hawker will provide comprehensive visit reports that include sufficient information regarding Dunlop product performance, technical issues and data collection for warranty adjudication.

                                       10 OF 25

    3.3  NON-COMPETITION

         Hawker agrees not to solicit or accept any repair, overhaul, exchange or warranty business, directly or indirectly, generated outside the Territory.

         Hawker agrees not to distribute directly or indirectly any brake management or ice protection Equipment outside the Territory.

         Furthermore, Hawker under the Agreement is prohibited from and agrees not to manufacture and not to distribute, directly or indirectly, Dunlop wheel and brake piece parts or end-items in or outside the Territory.

         Hawker shall refer all inquiries on Dunlop related business outside the Territory to Dunlop. Further, Hawker shall refer all inquiries for wheel and brake distribution within the Territory to Dunlop.


4   JOINT COMMERCIAL MARKETING PROGRAMS

         4.1 Where, as mutually defined, a commercial policy for Equipment for an Aircraft operated only in the Territory are to be covered by specific, individual operator agreements (service support, price/cost guarantees, etc.) then the Parties reasonably shall agree on the basis upon which the Parties jointly or severally shall establish and administer such agreements. A record of said existing agreements in force as of the date of this Agreement appears in Appendix 2 hereto.

         4.2 Memorandum of Agreement referenced DABS/HPI/MOA executed on 20 March 1996 defines the basic principals under which the Parties shall combine to enter into such agreement (see Appendix 3 hereto).

         4.3 The basis of sharing cost or reduced revenues between the Parties shall be reasonably agreed upon between the Parties before any binding agreement is made to the customer.


5   PIECE PARTS AND END-ITEMS

    5.1  MANUFACTURE AND DISTRIBUTION

         The manufacture and distribution (including initial provisioning by new operators) of wheel and brake piece parts and end-items are the responsibility of Dunlop.

         The manufacture of braking systems and ice protection piece parts and end items are the responsibility of Dunlop while the distribution of braking systems piece parts and end

                                       11 OF 25
         items (including initial provisioning by new operators) of same in the Territory is the sole responsibility of Hawker.

         Hawker shall utilize published lead times as noted in Dunlop's current year price list for provisioning of said parts. In addition, where Dunlop takes advance action to provision spare part manufacture in support of Aircraft operators, Hawker shall receive the benefit of identical provisioned lead times to the extent Dunlop's capacity allows.

         Both Dunlop and Hawker acknowledge that certain modifications or equipment failures can result in unexpected piece parts consumption by operators. In view of that fact, Dunlop agrees to exert reasonable commercial efforts so that Dunlop can give reasonable priority to deliver piece parts ordered by Hawker so as to protect Hawker and the operator from long lead time exposures. These reasonable commercial efforts may include affording Hawker the opportunity to purchase parts directly from Dunlop Aviation North America (DANA) an affiliate of Dunlop, for the same price which Hawker would pay Dunlop.

    5.2  PURCHASE OF END-ITEMS

         The Parties recognize that in order to fulfill Hawker's unit exchange program objectives under the Agreement, that Hawker must, from time to time, purchase wheel and brake end-items (for example, Line Replaceable Units) from Dunlop to facilitate such exchanges. Dunlop hereby agrees to sell same end-items to Hawker for said purpose and, in turn, Hawker agrees not to sell the same to operators. Hawker shall purchase such items at the discounts set forth in Appendices 1 and/or 4 as appropriate.

    5.3  INITIAL PROVISIONING

         Hawker shall issue purchase orders for the provisioning of an initial piece parts inventory based on the CMM's sent by Dunlop. It will then be Hawker's responsibility to replenish such inventory according to its expected consumption.

         Dunlop will provide, on request, recommendations of spares arising for its products which will include bills of materials and "100 off lists".

    5.4  PRICE CATALOGUES

         Following Dunlop announcement of a spares price increase (for which normally 90 days noticed will be given) Dunlop will provide Hawker with at least one (1) printed copy of the price catalogue in US Dollars (the identical catalogue provided to DANA) and one (1) diskette copy (Lotus 123 or Excel format). The Parties anticipate that, under normal circumstances, prices will be maintained for a 12 month period commencing January 1 each year. Prices for items scheduled to be delivered within 90


                                       12 OF 25
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         days of order shall be those set forth in the current price list less the applicable discount established pursuant to Section 5.5. Prices for items scheduled to be delivered more than 90 days after the date of order shall be priced in accordance with the price list in effect at the date of scheduled delivery, less the applicable discount.

    5.5  DISCOUNTS

         The sales prices for all Equipment purchased by Hawker from Dunlop, whether piece parts or end items, shall be priced to Hawker at a discount from the list prices set forth in the appropriate US Dollar price Catalogue. For the first three years from the date of the Agreement, such discount, shall be the percentage set forth in Appendix 1 hereto. From time to time thereafter, Dunlop may change the discount but only in a manner that, together with the discounts made available to and mark ups charged to other customers of Dunlop, will maintain Hawker's competitive position embodied in the discount amount set forth in Appendix 1 and the pricing formulae in Appendix 5. Dunlop shall provide Hawker at least 90 days notice before such change in discount.

    5.6  SPECIAL PRICING

         Prior to the date hereof, the Parties identified circumstances and market pressures which necessitated special pricing for certain Equipment, as set forth in Appendix 4 hereto, which special pricing superseded the prices obtained using the Hawker discount described in
         Section 5.5 hereof. Under normal circumstances, Hawker shall be given at least 90 days notice of any revision to such special pricing. In any event, any revision must be made in a manner that, together with discounts made available to and mark ups charged to other customers of Dunlop, will maintain Hawker's competitive position embodied in the special pricing set forth in Appendix 4 and the pricing formulae in Appendix 5. The Parties anticipate that Special Pricing will be reflected in the US Dollar Price Catalogue.

    5.7  PRIORITY

         Subject to timely ordering in accordance with published lead times, Hawker shall receive equivalent delivery priority with respect to piece part and end item orders as given to Dunlop's operator customers.


6.  CONDITIONS OF DELIVERY, INVOICES AND PAYMENT

         Prices charged Hawker by Dunlop shall be established in accordance with Section 5. All other delivery conditions shall be as indicated in the price catalogue then in effect.

         All prices including Special prices shall be established in dollars. Payment terms shall be net forty-five (45) days from date of invoice, which shall be the date of dispatch from Dunlop.


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

7.  WARRANTIES

    7.1  DUNLOP VENDOR STANDARD WARRANTY

         Dunlop warrants all materials supplied to be:

         In compliance with applicable regulations and with approved drawings, as well as with agreed specifications and test procedures included in the order.

         Free from defects in material, workmanship and operation, and from faults inherent in design and manufacture.

         Unless otherwise agreed in agreements between Dunlop and aircraft constructors and subsequent flow down to Aircraft operators (details of which shall be supplied to Hawker) the duration of the warranty for Dunlop components is as follows:

         - twelve (12) months after delivery to the operator of the aircraft in which the item is incorporated, or twelve (12) months after delivery of the Equipment to Hawker, as the case may be.

         The warranty covers the repair or replacement (at Dunlop's option) of the defective Equipment at no charge to the customer.
         The warranty covers expenses actually incurred which are related to transportation and customs, inward and outward, from the operator base to Hawker's plant.

         The warranty does not cover labor expenses related to installation, removal, or tests by operator and does not include any indemnity either for possible use of an alternate piece of Equipment or for aircraft unserviceability.

         In no event shall Dunlop be liable for incidental or consequential losses or damages. The warranties of merchantability and fitness for a particular use or purpose, and all other warranties, express or implied, are disclaimed.

         The warranty does not apply to failures caused by the improper use, handling, installation, operation or maintenance.

         Unauthorized opening, altering, tampering or modification of a piece of Equipment or of a spare part are considered as improper use.

         The components of the Equipment or spare parts which are not manufactured by Dunlop and can be considered as vendor parts cannot be guaranteed beyond the warranty period given by their respective vendor.


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

         The operator must be capable of proving that the operation time covered by the warranty has not expired. The operator must also provide all necessary documentary evidence to substantiate his claim.

         No defective piece of Equipment or spare part is to be returned to Dunlop except with the written consent of one of Dunlop's authorized representatives.

         The return of any piece of Equipment or spare part will be made in accordance with Dunlop shipping instructions.

         The warranty obligation only exists if Dunlop or one of its authorized representatives is informed of the failure within sixty (60) days of its discovery.

         Equipment or spare parts repaired or replaced under warranty shall be re-warranted for the remaining portion of the effective warranty.

         Hawker will comply with the agreed warranty claim procedure effective as of the date of signature of this Agreement, or, as may be amended from time to time by mutual consent between the Parties, including the filing of a report which sets forth the reasons for acceptance or rejection of any warranty claim.

         Hawker is not responsible for placing an advance order for the stock necessary for warranty work. Upon Hawker's request the parts which are not available at Hawker will be shipped by Dunlop on an expedited basis.

          - WORK PERFORMED IN CONNECTION WITH WARRANTY CLAIMS:
         The work performed in connection with warranty claims which are accepted by Hawker and which may require prior approval by Dunlop as described below shall be invoiced by Hawker to Dunlop in the following manner:

           a) Replacement piece parts shall be invoiced by Hawker at their actual "landed" cost to Hawker.

           b) Direct man hours expended by Hawker for test, disassembly, repair, calibration, re-assembly, inspection and final tests shall be invoiced at the current agreed billing rate in effect on the date the work is performed. The agreed billing rate is sixty (60) US Dollars per manhour for 1996. The Parties will reasonably revise the agreed billing rate annually.

           c) Subcontracting incurred by Hawker in fulfillment of these warranty claims shall be invoiced by Hawker to Dunlop at actual and substantiated incurred costs.

           d) Terms of payment accepted by Dunlop for these warranty charge-backs are net forty five (45) days from date of invoice.


                                       15 OF 25

         Hawker is authorized to accept or to reject the validity of any routine warranty claim by operators and to proceed with the accepted warranty repair.

         Hawker shall notify Dunlop at the end of each month of the receipt of all warranty claims. Hawker shall attach to any claim and related notification a shop findings report and a technical opinion summary. After repair, Hawker shall send a complete report to Dunlop.

         Dunlop reserves the right, at its option, in case of the repeated and unusual failure of any Equipment, or in other specific cases (modification programs, or special investigation possibly necessitating a fleet-wide rework), either to delegate the work to Hawker, if Hawker accepts to perform this activity, or to carry out needed repair and/or modification and/or investigation at Dunlop's facility if Hawker declines.


8   LIABILITY

    8.1  HAWKER'S INDEMNIFICATION

    Hawker shall be solely liable for and hereby agrees to defend, indemnify and hold harmless Dunlop and its affiliates and their officers, directors, shareholders, agents and employees, from and against any and all liabilities, losses, damages, claims, costs and expenses for all injuries or death to persons and for all damages, losses of or loss of use of property caused by or arising out of the improper performance by Hawker of services pursuant to this Agreement.


    8.2  DUNLOP'S INDEMNIFICATION

    Dunlop shall be solely liable for and hereby agrees to defend, indemnify and hold harmless Hawker and its affiliates and their officers, directors, shareholders, agents and employees, from and against any and all liabilities, losses, damages, claims, costs and expenses for all injuries or death to persons and for all damages, losses of or loss of use of property caused by or arising out the improper performance by Dunlop of any obligation hereunder and/or defective Equipment manufactured by Dunlop.


9   EXCUSABLE DELAY

    Dunlop shall not be liable for any delay in delivery or failure in performance herein due to causes beyond Dunlop's reasonable control including acts of God, acts of civil or military authorities, fires, strikes, floods, epidemics, war, civil disorder, riot, or other causes beyond Dunlop's reasonable control and not due to Dunlop's fault or negligence.


                                       16 OF 25

    In the event of any such delay, the date of delivery shall be extended for a period equal to the time lost by reason of the delay. This provision shall not, however, relieve Dunlop from using reasonable efforts to continue prompt delivery performance while such causes exist and whenever such causes are removed. Dunlop promptly shall notify Hawker when such delays occur and shall continue to advise it of new shipping schedules and/or changes thereto.


10  TERM OF AGREEMENT AND TERMINATION

    This Agreement shall become effective as of November 1, 1996 and shall remain in effect for a period of ten (10) years. It is to be automatically renewed thereafter for subsequent one (1)-year periods unless either Party provides the other Party with a six (6) month prior written notice not to renew.

    However, this Agreement may be terminated immediately:

       a)  by either Party upon written notice to the other Party if:

           1) The other party commits a material breach under this Agreement, and fails to remedy such material breach in a reasonable amount of time after receipt of written notice thereof or

           2) a receiver is appointed for the whole or any substantial part of the other Party's assets, or

           3) the other Party enters into liquidation whether voluntary or compulsory, or

       b)  by Dunlop upon written notice to Hawker, if:

           1) Hawker consistently fails to reasonably maintain Dunlop's existing required standards of quality in Hawker's performance of services pursuant to this Agreement, or

           2) Hawker ceases, on a permanent basis, to hold a valid certificate from the relevant authorities as referred to in Article 3.1 "Quality requirements".

11 NOTICES

   11.1 Notices under this Agreement shall be addressed to the respective Parties as follows:

               1.  The President and Chief Executive Officer
                   HAWKER PACIFIC, INC.
                   11310 Sherman Way
                   Sun Valley, CA 91352-USA


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

               2.  The Managing Director
                   DUNLOP LIMITED
                   AVIATION DIVISION
                   Holbrook Lane Coventry
                   CV6 4AA  England

   11.2 All communication under this agreement shall be given in writing either by personal delivery, by reputable air courier or by electronic transmission. The effective date for any such communication shall be deemed to be the date on which it is received by the addressee, unless later effectivity is specified therein.


12 APPLICABLE LAW AND LITIGATION

   12.1 The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

   12.2 The Parties shall endeavor in good faith to mutually resolve any disputes between them involving the interpretation, application or performance of this Agreement. Any such dispute which cannot be so resolved shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Winnipeg, Manitoba or other mutually agreeable location.

   12.3 In the event of any dispute resolved pursuant to paragraph 12.2 above all expenses (including reasonable attorney's fees and costs) shall be apportioned as determined by the arbitrator(s).


13 SURVIVORSHIP

   13.1 In the event of termination or expiration of this Agreement, the rights and obligations of the Parties up to the date of such termination or expiration shall be honored by the Parties unless otherwise mutually agreed, and appropriate settlement of accounts shall be made.

   13.2 In any event, the rights and obligations of the Parties under the following Articles of this Agreement shall survive any expiration or termination of this Agreement:

           Article 3.2 Technical and Logistical Support
           Article 8   Liability
           Article 12  Applicable Law and Litigation
           Article 15  Inventory Buy Back



                                       18 OF 25

           Article 16  Miscellaneous

14 ASSIGNMENT

   Hawker shall not assign any rights or obligations arising under this Agreement without the prior written consent of Dunlop and/or its successors. However, in the event that Hawker may be sold (whether by stock or asset sale or merger), this Agreement shall be assigned and transferred in its entirety to the Buyer of Hawker without the need for Dunlop's prior written consent and shall remain fully enforceable thereafter. Notwithstanding the foregoing, under no circumstances shall any rights under this Agreement be transferred (whether by sale of stock of Hawker, operation of law, assignment or other arrangement) to a competitor of Dunlop.

   Dunlop shall not assign any rights or obligations arising under this Agreement without the prior written consent of Hawker and/or its successors. However, in the event that Dunlop may be sold (whether by stock or asset sale or merger), this Agreement shall be assigned and transferred in its entirety to the Buyer of Dunlop without the need for Hawker's prior written consent and shall remain fully enforceable thereafter.


15 INVENTORY BUY BACK

   15.1 Subject to Section 15.3, Dunlop shall buy back from Hawker all provisioned parts which become obsolete only as a result of mandatory modifications ordered by regulatory authorities or Dunlop.

   15.2 For all other parts that Hawker is restricted from selling or otherwise dealing in hereunder and that become surplus to Hawker's requirements, Hawker shall offer Dunlop the right of refusal to purchase the same and, if Dunlop declines, Hawker may sell the same.

   15.3 All parts bought back by Dunlop (or which Hawker may be entitled to sell pursuant to Section 15.2) shall be in new condition, free from shocks or marks. Dunlop will credit Hawker upon receipt and inspection of parts bought back by Dunlop at an amount equal to Hawker's "landed cost" (cost of acquisition and freight) for such parts.


16 MISCELLANEOUS

   16.1 Hawker is an independent contractor and shall be solely responsible under any contract or agreement it enters into for the provision of the services contemplated to be provided by Hawker hereunder except only to the extent of joint marketing programs contemplated in
           Section 4 hereto.


                                       19 OF 25

   16.2 Without limiting Section 16.1 hereof, Hawker, its employees, agents, subsidiaries and affiliates are not to be construed as being the legal representatives of Dunlop for any purpose whatsoever and have no right or authority to endeavor or create, in writing or in any other ways, any obligation of any kind, expressed or implied, in the name of or on the behalf of Dunlop.

   16.3 The rights herein granted and this Agreement are for the benefit of the Parties hereto and not for the benefit of any third person, firm or corporation, and nothing contained herein shall be construed to create any right of any third parties under, as a result of, or in connection with, this Agreement.

   16.4 The term "Dunlop" throughout this Agreement includes, and this Agreement shall be binding upon, all subsidiaries, affiliates and other entities owned or controlled by Dunlop and/or its parent.


17 WAIVER

   The failure of either Party to enforce any of the provisions of this Agreement or to require at any time performance by the other Party of any provisions hereof, shall in no way affect the validity of this Agreement or any part thereof, or the right thereafter to enforce each and every such provision.

   The waiver of an express condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

   Anything done by either Party before this Agreement becomes effective, which would be in fulfillment of an obligation thereunder, shall, after this Agreement becomes effective, be treated as being in fulfillment of such obligation under this Agreement.


18 VOID PROVISIONS

   If any provision of this Agreement is determined to be void by any court of competent jurisdiction, than such determination shall not affect any other provision of this Agreement, and all such other provisions shall remain in full force and effect. It is the intention of the Parties that if any of the provisions of this Agreement are capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.


19 AMENDMENTS


                                       20 OF 25

   No modification, extension, waiver or amendment of this Agreement, or any of the provisions herein contained, shall be binding upon the Party against whom enforcement of such modification, extension, waiver or amendment is sought, unless it is made in writing and signed by an officer of such Party. Either Party may, by appropriate written notice, designate other individuals to whom the foregoing authority has been delegated.

20 INSPECTION VISITS

   At its sole expense, Dunlop shall have the right to send technical, engineering and commercial representatives to Hawker's facilities for the purpose of conducting inspections during the term of this Agreement. All inspections shall be conducted during Hawker's normal business hours, and persons conducting such inspections shall coordinate their visits with Hawker's personnel prior to their arrival.


21 ENTIRE AGREEMENT

   This Agreement including Appendices 1, 2, 3, 4 and 5 attached hereto is the entire Agreement of the Parties and shall supersede any previously executed agreements or oral understandings between the Parties which relate to the subject matter of this Agreement.

   In WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on the date indicated.

   For:

   DUNLOP LIMITED, AVIATION DIVISION       HAWKER PACIFIC, INC.

   /s/ GEORGE MELBOURNE                    /s/ DAVID L. LOKKEN
   -------------------------------         -------------------------------
   On behalf of Piet WALTON-KNIGHT         David L. LOKKEN
   Managing Director                       President and CEO
   Date:                                   Date: 1 November 1996



   /s/ R.C. HAMABERG
   -------------------------------
   R.C. Hamaberg
   Product Group Chief Executive
   BTR Aerospace
   Date:


   Signed by Dunlop conditional upon the incorporation of changes and
deletions identified in the attached pages.                              DLL


                                       21 OF 25

                                      APPENDIX 1

                         DISCOUNT STRUCTURE BY AIRCRAFT TYPE

AIRCRAFT                                                               DISCOUNT
--------                                                               --------

ATP/J61                                                                     [*]%

ATR72                                                                       [*]%

B737-500 and prior                                                          [*]%

B757-200 and prior                                                          [*]%

BAC1-11 - all series                                                        [*]%

BAe146/RJ Series                                                            [*]%

CN212/235                                                                   [*]%

DO328                                                                       TBD

F27/28/50/100                                                               [*]%

HS125- all series                                                           [*]%

HS748                                                                       [*]%

J31/32                                                                      [*]%

J41 25%

SD3-30/3-60                                                                 [*]%

SKYVAN                                                                      [*]%

                                       22 OF 25

                                      APPENDIX 2

                       RECORD OF JOINT CBL GUARANTEE AGREEMENTS


OPERATOR                                              A/C TYPE      DATE/SIGNED       DURATION
-----------------------------------------------------------------------------------------------
                                                                                       (YRS)
1.AMR Eagle (dba Wings West/Nashville Eagle)          J32              19.06.91              5

2.Atlantic Coast Airlines (dba United Express)        J41              21.10.93              3

3.Chicago Express                                     J31            No Copy of
                                                                      Agreement

4.Express Airlines, I Inc. (dba Northwest Airlink)    J31              25.09.92              4

5.Transstates (dba USAir Express)                     J32              06.01.94     In Service

6.Transstates                                         ATR72            03.06.93              3

7.Transstates                                         ATP              03.06.93              3

8.AMR Eagle                                           ATR72            01.01.96              5


    Note:

    Agreements numbered 1,2,4,6 and 7 have, by their written terms, expired. Any written renewal shall be in accordance with Articles 4 hereto.

                                       23 OF 25

                                      APPENDIX 4

                                   SPECIAL PRICING


PART NUMBER        DESCRIPTION          GROSS 1996 US$             NET 1996 US$
-----------        -----------          --------------             ------------
AH43615            HALF HUB               $    [*]                  $    [*]
AHO89676           HEATPACK               $    [*]                  $    [*]
AHO89903           HEATPACK                   -                     $    [*]
AHO90944           HEATPACK               $    [*]                  $    [*]
AHO90945           HEATPACK               $    [*]                  $    [*]
AHO90946           HEATPACK               $    [*]                  $    [*]
AHO89620           HEATPACK               $    [*]                  $    [*]
AH52997            NOSE WHEEL             $    [*]                  $    [*]
AH85484/4             PAD                 $    [*]                  $    [*]
AH83829/6             PAD                 $    [*]                  $    [*]
AHO86040/2            PAD                 $    [*]                  $    [*]
AHO83322/9            PAD                 $    [*]                  $    [*]
AHO85484/3            PAD                 $    [*]                  $    [*]
AHO83829/8            PAD                 $    [*]                  $    [*]
AHM7129            SEGMENT                $    [*]                  $    [*]
AHM9128            SEGMENT                $    [*]                  $    [*]
AHM9053            SEGMENT                $    [*]                  $    [*]
AHM8252            SEGMENT                $    [*]                  $    [*]
AHM8875            SEGMENT                $    [*]                  $    [*]
AHM6748            SEGMENT                $    [*]                  $    [*]
AHM10038           SEGMENT                $    [*]                  $    [*]
AHM7284             SPIDER                $    [*]                  $    [*]


                                       24 OF 25

                                      APPENDIX 5

                               DANA LIST PRICING (1996)


CATEGORY OF CUSTOMER                        CALCULATION OF PRICE PAID BY DANA'S
                                            CUSTOMER

Operator, FBO, OEM, Private Operator        (Dunlop List  - A/C Discount) x [*]

Brokers/Repair Stations                     (Dunlop List - A/C Discount) x [*]

AI(R)                                       (Dunlop List - A/C Discount) x [*]

Distributors (HS125)                        (Dunlop List - A/C Discount) x [*]

Tools                                       (Dunlop List - A/C Discount) x [*]

 Exceptions:

a.  BAe146 Heatpacks (AHO90944) Coventry List = $[*] (DANA pays $[*])

    Air Wisconsin pays        $[*]

    Atlantic Southeast pays   $[*]

    ADI pays                  $[*]

    All others pay            $[*] (no core returns, price is $[*])

b.  B757 Heatpacks (AHO89903) Coventry List   =   $[*] (DANA pays $
    [*]

    Avianca pays                 $[*]

    Aviation Brake Service pays  $[*]

Note: "A/C Discount" above is the Discount off Dunlop List in dollars for Hawker in accordance with Appendix 1 of the Agreement and "(Dunlop List - A/C Discount)" above is the Price paid by Hawker.

                                       25 OF 25